Exhibit 10.3

LOAN AGREEMENT

THIS LOAN AGREEMENT is made and entered into as of August 10, 2023, by and between GIP13, LLC, a Delaware limited liability company, of 401 East Jackson Street, Suite 3300, Tampa, Florida 33602 ("Borrower"), and Valley National Bank, a national banking association, of 180 Fountain Parkway N, Suite 200, St. Petersburg, Florida 33716 ("Lender"). For value received, and in consideration of the mutual covenants hereunder, the parties agree to the following recitals, terms and conditions:

1.
Recitals

1.1
Lender has agreed to make a loan of $21,000,000.00 to Borrower (the "Loan"), as evidenced by that certain Promissory Note of even date, executed by Borrower in favor of Lender, in the original principal amount of $21,000,000.00 (the "Note").

1.2
The Note is secured by those certain Mortgages, Deeds of Trust, Deeds to Secure Debt and Assignment of Rents, as applicable, each of even date, executed by the Real Estate Subsidiary in favor of Lender, and recorded in the applicable land records of Kem County, California, Santa Barbara County, California, Solano County, California, Orange County, Florida, Clayton County, Georgia, Franklin County, Maine, Kennebec County, Maine, Erie County, Ohio, Morrow County, Ohio, Ottawa County, Ohio, Juniata County, Pennsylvania, Bexar County, Texas, and Howard County, Texas (collectively, the "Security Documents").

1.3
The parties have entered into this Agreement for the purpose of evidencing various terms, conditions, covenants and other obligations of Borrower in favor of Lender that may not be set forth in the Note and the Security Documents. The parties intend for the provisions of this Agreement to be binding upon them, and their successors and/or assigns, until all Loan Obligations are fully satisfied.

2.
Definitions. For the purposes of this Agreement, the following terms shall have the following meanings:

2.1
"Accountant" shall mean any independent certified public accountant of recognized standing selected by Borrower and reasonably acceptable to Lender.

2.2
"Agreement" shall mean this Loan Agreement and any and all amendments, extensions, renewals, replacements, substitutions, modifications and consolidations thereof.

2.3
"Borrower" shall have the meaning assigned such term in the Preamble to this Agreement.

2.4
"Business Day" shall mean any day which is not a Saturday, Sunday or legal holiday in the State of Florida, on which banks are open for business in Tampa, Florida.

Loan Number 4100140285

2.5
"Collateral" shall mean that real and/or personal property which secures repayment of the Loan Obligations as described herein or in the Security Documents.

2.6
"Event of Default" shall mean any of the events specified in Section 7.1 of this Agreement, provided that, in connection with such event, any requirement for the giving of notice, or the lapse of time or the happening of any further condition, event, or act has been satisfied.
2.7
"Financial Statements" shall mean a balance sheet, income statement and statement of retained earnings and cash flows prepared in accordance with commercially reasonable accounting principles, consistently applied, as of the end of and for the applicable period.

2.8
"Generation Income Properties" shall mean Generation Income Properties, L.P., a Delaware limited partnership.
2.9
"Guarantors" shall mean, collectively, the Real Estate Subsidiaries, Generation Income Properties and David E. Sobelman, together with any other Person which has executed or in the future executes a Guaranty of any part of the Loan Obligations.
2.10
"Hedge Agreement" means any present or future agreement between Borrower and Lender or any affiliate of Lender, including, but not limited to, an ISDA Master Agreement and all schedules thereto and confirmations thereof, which provides for an interest rate, currency, equity, credit or commodity swap, cap, floor or collar, spot or foreign currency exchange transaction, cross currency rate swap, currency option, or any combination thereof or option with respect to any of the foregoing or similar transactions, for the purpose of hedging Borrower's exposure to fluctuations in interest rates, exchange rates, currency, stock, portfolio or loan valuations or commodity prices.

2.11
"Indebtedness" shall mean the Loan Obligations and all other indebtedness and obligations (whether represented by notes, debentures, or debt securities) for the payment of borrowed money or extensions of credit which are due from Borrower to Lender or any other Person, including, without limitation, amounts of principal, interest, advances, costs of collection, attorney's fees and other expenses, whether such amounts are now due or hereafter incurred, directly or indirectly, and whether such amounts are from time to time reduced and thereafter increased or entirely extinguished and thereafter reincurred.
2.12
"Lender" shall have the meaning assigned such term in the Preamble to this Agreement.
2.13
"Loan" shall mean the Loan referred to in Section 1.1 of this Agreement, together with any and all amendments, extensions, renewals, replacements, substitutions, modifications and consolidations thereof.
2.14
"Loan Documents" shall mean this Agreement, the Note, the Security Documents and any and all other instruments executed in connection with the Loan.

2.15
"Loan Obligations" shall mean all obligations which are due from Borrower to Lender under the Note and the other Loan Documents, including, without limitation, principal, interest, advances, costs of collection, attorney's fees and other expenses, whether such amounts are now due or hereafter incurred, directly or indirectly, and whether such amounts are from time to time reduced and thereafter increased or entirely extinguished and thereafter reincurred.

2.16
"Note" shall mean the Note referred to in Section 1.1 of this Agreement, together with any and all amendments, extensions, renewals, replacements, substitutions, modifications and consolidations thereof.

2.17
"Obligations" shall mean all obligations of Borrower, whether direct, indirect or contingent, to pay money, however arising, including, without limitation, general accounts payable, payments under leases, installment purchase contracts, and any indebtedness or liability for borrowed money (including any liability on account of deposits or advances), and any other indebtedness evidenced by notes, debentures, bonds or similar obligations.

2.18
"Permitted Liens" shall mean:

(a)
liens securing the payment of taxes not yet due and payable, or taxes, the validity of which are being contested in good faith by appropriate proceedings and as to which Borrower shall have set aside on its books adequate reserves;

(b)
security interests and other liens in favor of Lender securing the repayment of the Loan Obligations; and

(c)
any other liens incurred with the prior written consent of Lender.

2.19
"Permitted Obligations" shall mean the following:

(a)
the Loan Obligations;

(b)
Obligations giving rise to Permitted Liens;

(c)
accounts payable and accrued payables arising in the ordinary course of business which are not past due in accordance with their terms; provided Borrower may contest accounts payable in appropriate proceedings if done so in good faith and if adequate reserves are set aside on the books of Borrower; and

(d)
Obligations to Borrower's shareholders, members, or partners, as applicable, that are expressly subordinate to the Loan Obligations.

2.20
"Person" shall mean an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, or any government or any department or agency or authority thereof.

2.21
"Real Estate Subsidiaries" shall mean, collectively, GIPCA 258 Bernard Street, LLC, a Delaware limited liability company, GIPCA 707 North Broadway, LLC, a Delaware limited liability company, GIPCA 991 Nut Tree Road, LLC, a Delaware limited liability company, GIPFL 2601 Westhall Lane, LLC, a Delaware limited liability company, GIPGA 2383 Lake Harbin Road, LLC, a Delaware limited liability company, GIPME 409 US Route 2, LLC, a Delaware limited liability company, GIPME 1905 Hallowell Road, LLC, a Delaware limited liability company, GIPOH 5405 Tiffin Avenue, LLC, a Delaware limited liability company, GIPOH 6696 State Route 95, LLC, a Delaware limited liability company, GIPOH 7970 E Harbor Road, LLC, a Delaware limited liability company, GIPPA 23 Wert Drive, LLC, a Delaware limited liability company, GIPTX 1235 Old Highway 90 West, LLC, a Delaware limited liability company, and GIPTX 6919 North Service Road, LLC, a Delaware limited liability company.

2.22
"Real Property" shall mean the land and improvements described in the Security Documents.

2.23
"Security Documents" shall mean the Security Documents referred to in Section

1.2 of this Agreement, together with any and all other instruments currently in force or executed in the future that create a lien or security interest that secures any part of the Loan Obligations, and any and all amendments, extensions, renewals, replacements, substitutions, modifications and consolidations thereof.

2.24
"Swap Collateral" shall mean all of Borrower's right, title and interest in and to all of the following: (a) any Hedge Agreement; (b) any and all monies payable to Borrower by a swap provided from time to time pursuant to a Hedge Agreement (each, a "Swap Payment" and collectively, "Swap Payments"); (c) all rights of Borrower under any of the foregoing, including, without limitation, all rights of Borrower to the Swap Payments, contract rights and general intangibles now existing or hereafter arising with respect to any or all of the foregoing; (d) all rights, liens and security interests or guarantees now existing or hereafter granted by any person to secure or guaranty payment of the Swap Payments due pursuant to a Hedge Agreement; (e) all extensions, renewals and replacements of the foregoing; and (f) all cash and non-cash proceeds and products of any of the foregoing, including, without limitation, interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the other Swap Collateral.

In addition to the foregoing terms, when accounting terms used in this Agreement are not specifically defined herein, they shall have the meanings attributable to them under generally accepted accounting principles.

3.
Additional Terms.

3.1
Participation of Loan. Lender reserves the right to sell a participation interest in the Loan to other financial institutions. Borrower agrees to cooperate in this regard, at other than nominal out-of-pocket expense to Borrower, including but not limited to the execution of documentation necessary to modify or amend the Loan to facilitate the participation, provided however that any such participation shall not result in any material increase in the obligations of Borrower, or decrease in Borrower's rights pursuant to this Agreement or the Loan Documents. Further, Borrower agrees that Lender shall be permitted to share financial information, property specific financial information (proformas, projections, etc.), and any other financial or Real Property-related information with prospective lenders to facilitate the participation of the Loan.

3.2
Security Interest in Swap Collateral. Borrower hereby grants Lender an unconditional and continuing security interest in and to the Swap Collateral as security for the prompt payment, when payable, of all Loan Obligations and the performance of all obligations under the Loan Documents. Borrower authorizes Lender to file, in jurisdictions where this authorization will be given effect, a UCC financing or continuation statement describing the Swap Collateral as the collateral thereunder.

4.
Representations and Warranties. Borrower represents and warrants, and so long as this Agreement is in effect or any part of the Loan Obligations remains unpaid, shall continue to warrant at all times, that:

4.1
Existence and Authority. (a) If Borrower is not a natural person (e.g., corporation, partnership, limited liability company), it is duly organized, validly existing and in good standing under the laws of the state of its organization and will do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges as the type of business entity it was as of the date of this Agreement under the laws of the state of its organization; (b) Borrower has the full power and authority to execute and deliver this Agreement and the other Loan Documents, and to perform its obligations thereunder; (c) the execution and delivery of this Agreement and the other Loan Documents will not (i) violate any applicable law of any governmental authority or any judgment or order of any court, other governmental authority or arbitrator; (ii) violate any agreement to which Borrower is a party; or

(iii) result in a lien or encumbrance on any of Borrower's assets (other than the liens of the Security Documents); (d) Borrower's articles of incorporation, by-laws, partnership agreement, articles of organization, operating agreement or other organizational or governing documents ("Governing Documents") do not prohibit any term or condition of this Agreement or the other Loan Documents; (e) each authorization, approval or consent from, each registration and filing with, each declaration and notice to, and each other act by or relating to, any party required as a condition of Borrower's execution, delivery or performance of this Agreement or any other Loan Document has been duly obtained and is in full force and effect and no other action is required under its Governing Documents or otherwise; and (f) Borrower has the power and authority to transact the business in which it is engaged and is duly licensed or qualified and in good standing in each jurisdiction in which the conduct of its business or ownership of property requires such licensing or such qualifications.

4.2
No Default. Borrower is not in default and has not breached in any material respect any agreement or instrument to which it is a party or by which Borrower may be bound.

4.3
Financial Statements. Borrower has previously made available to Lender documents and information that fairly represent the financial condition of Borrower and each Guarantor as of the effective dates reflected in such documents and information.

4.4
Changes in Financial Condition. Since the effective dates of Borrower's and each Guarantor's financial documents and information provided to Lender, there has been no material adverse change in the assets or the financial condition of Borrower or any Guarantor from that set forth or reflected by such documents and information.

4.5
Legal or Administrative Proceedings. There are no actions, suits or proceedings by any public or governmental body, agency or authority or litigation by any Person, or by any public or governmental body, agency, or authority pending or threatened against Borrower or against the Collateral involving the possibility of any judgment or liability not fully covered by insurance or by adequate reserves set upon its books, or which may result in any material adverse change in its business or in its condition, financial or otherwise, and to the best of Borrower's knowledge, Borrower has materially complied with all applicable laws and requirements of governmental authorities, including, without limitation, those relating to environmental protection and pollution control. Borrower shall promptly notify Lender of any enforcement proceeding brought by any environmental agency against it.

4.6
Assets. Borrower has good, marketable title to all of its assets, including, without limitation, the Collateral, and such assets are free and clear of all liens, charges and encumbrances except Permitted Liens, or except as otherwise disclosed in writing to Lender.

4.7
Losses. No substantial loss, damage, destruction or taking of any of the physical properties of Borrower has occurred which has not been fully restored or replaced, or which is not fully covered by insurance, and neither the property nor business of Borrower has been adversely affected in any substantial way as the result of any accident, strike, lockout, combination of workmen, embargo, riot, war or act of God or public enemy. Although Borrower has made no specific inquiry, it is not aware of any material adverse fact or likelihood concerning the conditions or future prospects of Borrower which has not been fully disclosed in writing to Lender.

4.8
Contractual Restrictions. Borrower is not a party to any contract or subject to any agreement or restriction which would materially and adversely affect Borrower's property or business, or Borrower's ability to perform Borrower's obligations under this Agreement or any other Loan Document.

4.9
Tax Returns. Borrower has filed all federal, state and local tax returns which are required to be filed by Borrower, and has paid all taxes as shown on the returns and all assessments received with respect to taxes that have become due.

5.
Affirmative Covenants. Borrower covenants and agree that from the date hereof and until the Loan Obligations are paid in full:

5.1
Documents and Financial Statements.

(a)
Borrower shall deliver to Lender the following:
(1)
Annually, within ninety (90) days after the end of each fiscal year, Financial Statements for Borrower for the fiscal year ended, prepared by Borrower and certified by Borrower to Lender to be true, correct and complete in all material respects;

(2)
Annually, within thirty (30) days of filing, a signed copy of Borrower's Federal tax return for the most recently ended tax year, prepared by an Accountant;

(3)
Within thirty (30) days after execution thereof, copies of any new leases or modifications or renewals of existing leases relating to any of the Real Property; and

(4)
Annually, within thirty (30) days after the end of each fiscal year, a rent roll for the Real Property as of the end of such fiscal year, certified by Borrower to Lender to be true, correct and complete in all material respects.

(b)
Borrower shall cause each Guarantor that is not a natural person to deliver to Lender, annually, within ninety (90) days after the end of each fiscal year, Financial Statements for such Guarantor for the fiscal year ended, prepared by such Guarantor and certified by such Guarantor to Lender to be true, correct and complete in all material respects.

(c)
Borrower shall cause Generation Income Properties to deliver to Lender, annually, within thirty (30) days of filing, a signed copy of such Generation Income Properties' Federal tax return for the most recently ended tax year, prepared by an Accountant.

(d)
Borrower shall cause each Guarantor that is not a natural person to deliver to Lender the following:

(1)
Annually, a personal financial statement, which shall disclose all of such Guarantor's assets, liabilities, net worth, income and contingent liabilities, all in reasonable detail and acceptable to Lender or on such other form acceptable to Lender, signed by such Guarantor and certified by such Guarantor to Lender to be true, correct and complete in all material respects; and

(2)
Annually, within thirty (30) days of filing, a signed copy of such Guarantor's Federal tax return for the most recently ended tax year (including a copy of Schedule K-1 for each entity listed on Schedule E thereof).

(e)
Promptly upon Borrower gaining knowledge of the occurrence of any Event of Default, Borrower shall deliver to Lender a written notice thereof, specifying the nature thereof; and promptly upon the occurrence of any event or the discovery of any fact which might affect or indicate a material and adverse change in the financial condition of Borrower, notice thereof specifying the nature thereof.

(f)
Borrower shall deliver to Lender such other information as Lender may from time to time reasonably request.

5.2
Books of Account. Borrower and each Guarantor shall maintain books of account in accordance with commercially reasonable accounting principles, consistently applied, which shall disclose the information necessary for determining compliance with Borrower's covenants in this Agreement.

5.3
Right of Inspection. Whenever Lender, in its sole discretion, deems it necessary, and upon one (1) day's prior notice, Borrower shall permit Lender, or any agent designated by Lender, to visit and inspect any property of Borrower and to inspect and make excerpts of its accounting records, all at such reasonable times during normal business hours and as often as Lender may request. In conducting any such inspection, Lender shall not interfere with Borrower's operations.

5.4
Insurance. Borrower and each Real Estate Subsidiary shall maintain or cause to be maintained adequate insurance with responsible insurers with coverage normally obtained by businesses similar to Borrower and each Real Estate Subsidiary, but covering at least damage to physical property from fire, windstorm and other hazards included in the term "extended coverage", liability on account of injury to persons or property, loss of rents for at least six months and flood (if any of the real property described in the Security Documents is deemed to be located in an area designated by the Director of the Federal Emergency Management Agency as a special flood hazard area), all in amounts as Lender may from time to time reasonably require. Borrower shall provide Lender within thirty (30) days after the end of each fiscal year, a certificate specifying the types and amounts of insurance in force and the insurers of each risk covered by such insurance.

5.5
Payment of Taxes, Liens, etc. Borrower shall pay all the taxes, assessments, levies, liabilities, obligations and encumbrances of every nature now imposed, levied or assessed, or that hereafter may be imposed, levied or assessed upon Borrower. All such payments shall be made when due and shall be payable according to applicable law before they become delinquent and before any interest attaches or any penalty is incurred. Insofar as any indebtedness is of record, the same shall be promptly satisfied and evidence of such satisfaction shall be promptly given to Lender.

5.6
Compliance with Laws. Borrower and each Real Estate Subsidiary shall comply with all requirements applicable to it under the laws or regulations of the United States, of any state or states and of any other governmental authority, including all laws and regulations relating to pollution control, environmental protection and public health.

5.7
Use of Proceeds. The funds borrowed under the Note will be used only for valid business or commercial purposes and not for personal, family or household purposes.

5.8
Further Assurances. If, at any time, counsel for Lender is of the reasonable opinion that Lender's liens and security interests under the Security Documents are not first priority liens or security interests on the Collateral, subject only to Permitted Liens, then Borrower shall, within ten (10) days after written notice of such opinion from Lender, do all things necessary to assure, to the reasonable satisfaction of counsel for Lender, that the Loan Obligations are secured or will be secured as contemplated by this Agreement.

5.9
Maintenance of Property. Borrower and each Real Estate Subsidiary shall maintain its property and all of its equipment in good working order.

5.10
Litigation Notice. Borrower shall deliver to Lender prompt written notice of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined, would adversely affect the business, properties or condition, financial or otherwise, of Borrower or any Real Estate Subsidiary. For the purposes of this paragraph, Borrower shall not be obligated to notify Lender of any proceeding in which the amount in controversy is less than $10,000.00. This shall include notification as to any and all enforcement proceedings brought by any environmental agency, the Florida Department of Revenue, or any other county, state or federal agency.

5.11
Deposit Accounts. Borrower and each Real Estate Subsidiary shall maintain its primary depository accounts with Lender during the term of this Loan.

5.12
Debt Service Coverage Ratio. Borrower shall maintain a minimum Debt Service Coverage Ratio ("DSCR") of 1.50:1.00, on a trailing twelve (12) month basis, tested as of December 31, 2024, and annually thereafter (each, a "Testing Date"), defined as the ratio of (i) gross operating revenues attributable to the Real Property less the sum of all operating expenses attributable to the Real Property (including monthly accruals of real estate taxes and insurance premiums) to (b) the sum of annual principal and interest payments under a hypothetical loan in the amount of $21,000,000.00 amortized over twenty-five (25) years, at a fixed annual rate equal to the greater of (i) the fixed rate under any interest rate swap applicable to the Note as of the Testing Date or (ii) the 10 Year U.S. Treasury Rate as reported in Federal Reserve Statistical Release H.15 on the Testing Date plus Two and Three-Quarters percent (2.75%). If Borrower is not in compliance with the DSCR covenant defined above, Borrower shall, within fifteen (15) days of written notice thereof, either (i) make a principal repayment in an amount that would result in compliance if the amount of the hypothetical loan referenced in the denominator of the DSCR test above was $21,000,000.00 less such repayment, or (ii) deposit such principal repayment amount ("Cash Collateral") into a blocked account held by Lender; provided, however, that no such repayment or deposit shall be required if (a) the non-compliance was caused by a tenant vacating a Real Property parcel without fair warning and (b) Borrower, within ninety (90) days of the written notice described above, has entered into a lease for such vacated parcel that would allow Borrower to comply with the DSCR covenant on a pro forma basis. If Borrower elects to deposit Cash Collateral with Lender to cure a failure to meet the minimum DSCR, Borrower hereby grants Lender a security interest in any Cash Collateral held by Lender. Upon the occurrence of and during the continuation of an Event of Default hereunder, Lender may immediately apply any Cash Collateral against the obligations due under the Loan. Lender shall release Cash Collateral held by Lender to Borrower if, as of a subsequent Testing Date, no Event of Default, nor any event which, upon notice or lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing, and Borrower has met the minimum DSCR of 1.50:1.00.

5.13
Subordination of Debt. Within thirty (30) days of demand by Lender, within its sole discretion, Borrower shall deliver to Lender full and effective subordinations made and executed by any and all persons (including individuals, entities, corporations, partnerships, limited liability companies, associations or de Jure organizations) holding common stock or any form of legal or beneficial ownership in Borrower or having any type of control or affiliation with Borrower, including any and all sister, parent, subsidiary or affiliated corporations, partnerships, limited liability companies, entities, associations or de Jure organizations. The required subordinations shall subordinate to the Loan Obligations any debt, cause of action, lien, security interest or any other type of claim or encumbrance held against Borrower or its personal property or real estate.

6.
Negative Covenants. Borrower covenants and agrees that from the date hereof until the Loan Obligations are paid in full, without the prior written consent of the Lender, which consent shall not be unreasonably withheld:

6.1
Liens. Neither Borrower nor any Real Estate Subsidiary shall create, incur, assume or suffer to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever, except Permitted Liens, on any of its assets now or hereafter owned (including, without limitation, the Collateral), or enter into or suffer to exist any conditional sales contracts or other title retention agreements.

6.2
Merger; Consolidation; Sale of Substantial Assets. Neither Borrower nor any Real Estate Subsidiary shall merge into, consolidate with, or sell, lease, transfer or otherwise dispose of all or a substantial part of its properties, shares or assets to, or acquire all or a substantial part of the properties, shares or assets of, any other Person.

6.3
Obligations or Guarantees. Neither Borrower nor any Real Estate Subsidiary shall become obligated in any way for any Obligations, except Permitted Obligations, nor will it in any way become responsible for the obligations of any other Person, directly or indirectly, whether by agreement to purchase the obligations of any other Person, by guaranty, endorsement, surety agreement or otherwise, except endorsement of negotiable instruments for collection in the ordinary course of business.

6.4
Loans and Investments. Neither Borrower nor any Real Estate Subsidiary shall purchase any stock, securities or evidence of indebtedness, or make or permit to exist any loans or advances to, or make any investment or acquire any interest in, any other Person.

6.5
Nature of Business. Neither Borrower nor any Real Estate Subsidiary shall engage in any business if, as a result, the general nature of its business would be changed from the general nature of the businesses engaged in by it on the date of this Agreement.

6.6
Sale, Pledge, etc., of Property. Neither Borrower nor any Real Estate Subsidiary shall sell, transfer, pledge or otherwise dispose of any of its interest in the Collateral except as may be permitted under the Security Documents.

6.8 Ownership and Management. There shall be no change in the ownership or management of Borrower or any Real Estate Subsidiary; provided, however, that notwithstanding anything to the contrary in this Agreement or any other loan documents or agreements between Borrower or its affiliates and Lender, it shall not be deemed a change in the control or management of the Borrower or any of its affiliates in the event Loci Capital Management Co., LLC or its affiliates becomes the "Manager" (as such term defined in Section 18-101(12) of the Delaware Limited Liability Company Act, as amended from time to time) of Borrower or any of its affiliates.

7.
Defaults and Remedies.

7.1
Event of Default. Any one of the following shall constitute an Event of Default under this Agreement:

(a)
Failure by Borrower to repay all amounts due under the Note at maturity.

(b)
Failure by Borrower to pay any installment of principal or interest due under the Note within ten (10) days of the date when such payment is due. Lender shall use commercially reasonable efforts to provide Borrower with written notice of any failure to timely pay any installment of principal or interest due under the Note within such ten (10) day period.

(c)
Failure by Borrower to pay any other sums to be paid by Borrower under any other Loan Document or instrument evidencing or securing the Loan Obligations within ten (10) days after written notice thereof.

(d)
Failure by Borrower or any Guarantor to duly keep, perform and observe any other covenant, condition or agreement in the Loan Documents or any other instrument evidencing or securing the Loan Obligations for a period of thirty (30) days after written notice thereof, or such longer period of time (not to exceed sixty (60) days after such written notice) as is reasonably necessary to effect the cure thereof, so long Borrower is diligently prosecuting the cure thereof.

(e)
Failure by Borrower to duly keep, perform and observe any covenant, condition or agreement in any Hedge Agreement within the time set forth in such Hedge Agreement for such performance, or the occurrence of a Termination Event (as defined in the Hedge Agreement) or an Event of Default (as defined in the Hedge Agreement).

(f)
If Borrower or any Guarantor: (i) files a voluntary petition in bankruptcy; or (ii) is adjudicated a bankrupt or insolvent; or (iii) files any petition or answer seeking or acquiescing in any reorganization, management, composition, readjustment, liquidation, dissolution or similar relief for itself under any law relating to bankruptcy, insolvency or other relief for debtors; or (iv) seeks or consents to or acquiesces in the appointment of any trustee, receiver, master or liquidator of itself or of all or any substantial part of the Collateral; or (v) makes any general assignment for the benefit of creditors; or (vi) makes any admission in writing of its inability to pay its debts generally as they become due.

(g)
A court of competent jurisdiction enters an order, judgment or decree approving a petition filed against Borrower or any Guarantor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state, or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, which order, judgment or decree remains unvacated and unstayed for an aggregate of sixty (60) days whether or not consecutive from the date of entry thereof.

(h)
Any trustee, receiver or liquidator of Borrower or any Guarantor, or of all or any substantial part of the property of Borrower or any Guarantor, is appointed without the prior written consent of Lender.

(i)
Any material breach of any warranty or material untruth of any representation of Borrower or any Guarantor contained in the Loan Documents or any other instrument evidencing or securing the Loan Obligations.

G) The occurrence of any default under the terms of any Security Document that is not cured within the applicable cure period provided therein.

(k)
The occurrence of any default under the terms of any other security instrument which creates a lien or other interest on or in the Collateral which is not cured within the applicable cure period provided in such other security instrument.

(I)
The failure by Borrower to make any payment due and payable under any Indebtedness due to Lender, or the occurrence of any other default under any existing or future agreement between Borrower and Lender which is not cured within the applicable cure period provided in such agreement.
(m)
If Borrower defaults in any payment of principal or interest on any Obligation other than the Loan Obligations, beyond any period of grace provided with respect thereto or in the performance of any other agreement, term, or condition contained in any agreement under which any such Obligation is created if such Obligation exceeds the amount of $10,000.00, and either such default continues beyond maturity of the Obligation (whether by acceleration or otherwise) or the effect of such default is to cause, or permit the holder or holders of such Obligation (or trustee on behalf of such holder or holders) to cause such Obligation or any part thereof to become due prior to its stated maturity.

(n)
If any judicial or administrative order is issued by a body of competent jurisdiction ordering the discontinuance of any material portion of Borrower's operations and such order remains in effect for forty-five (45) days.

(o)
With respect to Borrower or any Guarantor that is not a natural person, · any act or omission leading to, or resulting in, the termination, invalidation (total or partial), revocation, suspension, interruption, or unenforceability of Borrower's or such Guarantor's legal existence, rights, licenses, franchises and permits, or the transfer or disposition (whether by sale, lease, or otherwise) to any person or entity of all or a substantial part of Borrower's or such Guarantor's assets.

(p)
If (i) any guaranty of the Loan or any part thereof (hereinafter, a "Guaranty") shall cease to be in full force and effect, (ii) any Guarantor, if a natural person, shall die or become legally incompetent, (iii) any Guarantor, if a legal entity, shall be dissolved or shall otherwise cease to exist under the laws of the state of its organization, or (iv) any Guarantor shall deny or disaffirm such Guarantor's obligations under the Guaranty executed thereby.

(q)
The occurrence of any condition or situation which, in the sole determination of Lender, constitutes a danger to or impairment of the Collateral or repayment of the Loan and such condition or situation is not remedied within fifteen (15) days after written notice to Borrower of such condition or situation.

(r)
The occurrence of any default or event of default under any present or future obligation, indebtedness or guaranty of Borrower or any Guarantor to Lender not evidenced by the Loan Documents.

7.2
Remedies after an Event of Default.

(a)
If an Event of Default shall have occurred and be continuing, Lender may declare the Loan Obligations to be due and payable immediately, without demand or notice.

(b)
Additionally, upon the occurrence of and during the continuation of an Event of Default, Lender may proceed by suit at law or in equity or by any other appropriate proceeding or remedy to (i) enforce payment of the Note and any instrument evidencing the Loan Obligations or the performance of any term thereof or any other right; (ii) foreclose the Security Documents and any other instrument securing the Loan Obligations and to sell the Collateral under the judgment or decree of a court or courts of competent jurisdiction; and (iii) pursue any other remedy available to it including, but not limited to, taking possession of the Collateral without notice or hearing to Borrower. Lender shall take action either by such proceedings or by the exercise of its power with respect to entry or taking possession, or both, as Lender may determine.

(c)
No delay or omission of Lender or of any holder of the Note and other instruments evidencing the loans evidenced by the Note, to exercise any right, power or remedy accruing upon any event of default shall exhaust or impair any such right, power or remedy or shall be construed to waive any event of default or to constitute acquiescence therein.

(d)
No right, power or remedy conferred upon or reserved to Lender by the Loan Documents or any other instrument evidencing or securing the Loan Obligations is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given under the Loan Documents or any other instrument evidencing or securing the Loan Obligations, now or hereafter existing at law, in equity or by statute.

(e)
Additionally, Lender shall have the right, upon the occurrence of and during the continuation of an Event of Default, to set-off against the Loan Obligations any debt or claim owed by Lender in any capacity to Borrower, whether or not due, and the set-off shall automatically occur, with record entries to evidence the same made after occurrence of the automatic set-off.

8.
Miscellaneous.

8.1
Lender's Right to Make Certain Payments. In the event Borrower or any Real Estate Subsidiary fails to pay or discharge any taxes, assessments, levies, liabilities, obligations and encumbrances by the date such payments are due, including any applicable grace period, Lender may, at its option, pay or discharge the taxes, assessments, levies, liabilities, and obligations and encumbrances or any part thereof. In such an event, Lender shall have no obligation on its part to determine the validity or necessity of any payment thereof and any such payments shall not waive or affect any option, lien, equity, or right of Lender under or by virtue of this Agreement. The full amount of each and every such payment shall be immediately due and payable and shall bear interest from the date thereof until paid at the maximum interest allowable under applicable law. Nothing contained herein shall be construed as requiring Lender to advance or expend monies for any of the purposes mentioned in this Section.

8.2
Enforcement Expenses. Borrower shall pay all the costs, charges and expenses, including reasonable attorney's fees, whether incurred at trial or appellate level or in connection with bankruptcy proceedings, including proceedings seeking relief from the automatic stay or seeking to prohibit or limit the use of cash collateral, incurred or paid at any time by Lender due to the failure on the part of Borrower to promptly and fully to perform, comply with and abide by each and every stipulation, agreement, condition and covenant of the Loan Documents or any other instrument evidencing or securing the Loan Obligations. Such costs, charges and expenses shall be immediately due and payable, whether or not there be notice, demand, attempt to collect or suit pending. The full amount of each and every such payment shall bear interest from the date thereof until paid at the maximum interest rate allowed under applicable law. All such costs, charges and expenses so incurred or paid, together with such interest, shall be secured by the lien of the Security Documents and any other instrument securing the Loan Obligations.

8.3
Payments on Business Days. Time is of the essence of this Agreement. Notwithstanding the foregoing, whenever any payment to be made under the Loan Documents or any other instrument evidencing or securing the Loan Obligations, shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, due in connection with such payment.

8.4
Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by Borrower or any Guarantor in connection with this Agreement shall survive the execution and delivery of this Agreement.

8.5
Successors and Assigns. All covenants and agreements in this Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

8.6
Notices. Unless otherwise provided herein, any notice or other communication required to be given pursuant to this Agreement shall be in writing and shall be personally delivered, mailed by certified, return receipt requested U.S. mail or delivered by recognized overnight delivery service to the addresses set forth in the Preamble to this Agreement (or such other address as may be noticed to the addressee by the other party in accordance with this provision). Any such notice shall be deemed to have been given upon the earlier of: (i) the date when personally delivered to the party; (ii) the next business day, if sent by overnight delivery,

(iii) the third business day after mailing, if mailed by certified, return receipt requested U.S. mail, or (iv) when signed for or refused, as evidenced by the return or delivery receipt.

8.7
Applicable Law; Venue; Jurisdiction. The laws of the State of Florida (without giving effect to its conflicts of law principles) shall govern all matters arising out of or related to the Loan Documents or any of the transactions contemplated thereby, except to the extent that any such Loan Document expressly specifies the application of the law of another state. Any legal action or proceeding arising out of or related to the Loan Documents or any of the transactions contemplated thereby shall be brought in the state or federal courts having jurisdiction over Hillsborough County, Florida, Kern County, California, Santa Barbara County, California, Solano County, California, Orange County, Florida, Clayton County, Georgia, Franklin County, Maine, Kennebec County, Maine, Erie County, Ohio, Morrow County, Ohio, Ottawa County, Ohio, Juniata County, Pennsylvania, Bexar County, Texas, or Howard County, Texas (the "Selected Courts"). Lender and Borrower each consent to the exclusive jurisdiction of the Selected Courts for the purpose of all legal actions and proceedings arising out of or related to the Loan Documents or any of the transactions contemplated thereby; provided, however, that the foregoing shall not prohibit the enforcement, in the Selected Courts or any other appropriate forum, of any judgment obtained in connection with such legal action or proceeding. Lender and Borrower each waive, to the fullest extent permitted by law, (a) any objection which it may now or later have to the laying of venue of any legal action or proceeding arising out of or related to the Loan Documents or any of the transactions contemplated thereby brought in the Selected Courts, and any claim that any legal action or proceeding brought in any of the Selected Courts has been brought in an inconvenient forum.

8.8
Headings. The descriptive section headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

8.9
Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

8.10
Remedies Cumulative. All rights and remedies of Lender hereunder are cumulative and in addition to any rights and remedies which Lender may have under the laws of Florida or the laws of the United States, and the exercise of any one right or remedy by Lender against Borrower will not deprive Lender of any other right or remedy against Borrower.

8.11
Severability. If any portion of any Loan Document or any other instrument evidencing or securing the Loan Obligations is declared void by any court as illegal or against public policy the remainder of the instrument in question shall continue in full effect.

8.12
Waiver. Borrower waives presentment, notice of dishonor and protest as to all obligations under the Loan Documents and any other instrument evidencing or securing the Loan Obligations.

8.13
Waiver by Lender. No delay or omission by the Lender in exercising any right under the Loan Documents or any other instrument evidencing or securing the Loan Obligations shall operate as a waiver of that or any other right, and no single or partial exercise of any right shall preclude the Lender from any other or further exercise of any other right or remedy. Lender may cure any Event of Default in any reasonable manner without waiving the Event of Default so cured and without waiving any other prior or subsequent Event of Default. All rights and remedies of the Lender under this Agreement and under the Uniform Commercial Code and other applicable laws shall be deemed cumulative.

8.14
No Joint Venture. Borrower and Lender acknowledge and agree that the relationship between them is strictly a lender/borrower relationship and that, notwithstanding this Agreement, any provision in the Note or Security Documents or any other instrument evidencing or securing the Loan Obligations, or any course of conduct presently existing or arising in the future between the parties, the relationship between the parties shall not constitute a partnership or joint venture.

8.15
No Tort Liability. Borrower agrees that Lender shall have no tort liability whatsoever in connection with the Loan or any of the Loan Documents, including without limitation, liability for any intentional or negligent misrepresentation. It is expressly agreed that the sole and exclusive remedies arising from or related to the relationship of Borrower and Lender with respect to the Loan shall be enforcement of this Loan Agreement and any other Loan Documents and the remedies provided for herein or therein.

8.16
Documentary Stamp and Intangibles Taxes. Borrower hereby agrees to defend, indemnify, and hold Lender harmless from and against any and all documentary stamp taxes and intangibles taxes (together with all interest, penalties, costs, and attorneys' fees incurred in connection therewith) that may be at any time levied, assessed, or imposed by the State of Florida or any other governmental entity or agency upon the Note (or any note renewed or replaced thereby), this Agreement, the Security Documents, any of the other Loan Documents, or any amendment, extension, or renewal of any of the foregoing, or upon Lender by virtue of owning or holding any of the foregoing instruments or documents. The provisions of this Paragraph shall survive the satisfaction of the Loan Obligations for so long as any claim may be asserted by the State of Florida or any such other governmental entity or agency.

8.17
Waiver of Trial by Jury. Borrower and Lender each hereby knowingly, irrevocably, voluntarily and intentionally waives any right to a trial by jury in respect of any litigation based on this Agreement or the Loan Documents or arising out of, under or in connection with this Agreement or the Loan Documents, or any other document executed in conjunction with the transactions contemplated thereunder, or any course of conduct, course of dealing, statement (whether oral or written) or action of any party. This provision is a material inducement for Lender to make the loan evidenced by the Note.

[SIGNATURES ON FOLLOWING PAGE]

17

[Signature Page to loan Agreement]

Lender and Borrower have executed this Agreement as of the date first written above.

Lender: Borrower:

Valley National Bank GIP13,LLC,

a Delaware limited liability company

By: /s/ Kyle Bellini By: /s/ David Sobelman

David E. Sobelman, its President

Name: Kyle Bellini

Title: VP